UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 17, 2006

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events.
On February 16, 2006, Merrill Lynch entered into agreements in principle to settle 23 class actions related to Merrill Lynch’s research coverage of securities of Internet companies. The settlements are for a total of $164 million, and are subject to further agreements on terms and conditions and court approval. As a result of the settlements, the plaintiffs will drop their appeals in eleven cases in which motions to dismiss were previously granted.
As a result of these settlements and prior actions, only two of 41 class actions related to Merrill Lynch’s research coverage of these securities will remain pending. Merrill Lynch is vigorously defending these two suits, including one in which the parties are awaiting a decision from the United States Supreme Court.
Merrill Lynch will record in its fourth quarter 2005 financial results a $170 million litigation-related expense ($102 million after-tax and $0.11 per diluted share for full year 2005 and $0.10 per diluted share for the fourth quarter of 2005), as it is a subsequent event according to generally accepted accounting principles. This event will also be reflected in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.
* * *
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Judith A. Witterschein

Judith A. Witterschein Corporate Secretary

Date: February 17, 2006

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